                                                                    EXHIBIT 2.05

                          STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made and entered into as of March 24, 2000 by and among DoveBid, Inc., a Delaware corporation ("DoveBid"), Norman Levy Associates, Inc., a Michigan corporation, (the "Company"), Robert Levy ("R.Levy"), David Levy ("D.Levy") (each of R.Levy and D.Levy hereinafter individually referred to as a "Principal Shareholder" and collectively referred to herein as the "Principal Shareholders"), and the Norman Levy Qualified Terminable Interest Marital Trust, a trust formed under the laws of Michigan (the "Levy Trust"). (The Principal Shareholders and the Levy Trust are collectively referred herein to as the "Shareholders")

     The Shareholders own beneficially and of record all of the issued and outstanding capital stock of the Company, and R.Levy and D.Levy own all of the outstanding and issued capital stock of Robert Carl Corporation, a Michigan corporation ("Robert Carl").

     DoveBid desires to purchase from the Shareholders, and each Shareholder desires to sell to DoveBid, all shares of the capital stock of the Company owned by the Shareholders (collectively, the "Shares") on the terms and conditions set forth in this Agreement.

     Now, therefore, the parties agree as follows:

                                   ARTICLE I

                            STOCK SALE AND PURCHASE

     1.1  Agreement to Sell and Purchase Stock.  At the Closing, each
          -------------------------------------
Shareholder shall sell, transfer and deliver to DoveBid, and DoveBid shall purchase and accept from each Shareholder, all of the Shares owned by such Shareholder, free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, mortgages, indentures, security agreements or other claims, encumbrances, agreements, arrangements or commitments of any kind or character (collectively, "Liens") in exchange for the following aggregate consideration (the "Purchase Price"), which shall be subject to reduction or increase in accordance with Section 1.2:

          (i) cash in the amount of $17,550,207.85 (the "Closing Payment"), of which (i) $8,336,348.73 shall be paid to D.Levy, (ii) $8,336,348.73 shall be paid to R.Levy, and (iii) $877,510.39 shall be paid to the Levy Trust in each case, subject to reduction or increase in accordance with Sections 1.2

          (ii) three convertible subordinated promissory notes, made payable to
(i) D.Levy in the principal amount of $4,329,800.39, in the form attached hereto as Exhibit A-1, (ii) R.Levy in the principal amount of $4,329,800.39, in the
   -----------
form attached hereto as Exhibit A-2, and (iii) the Levy Trust in the principal
                        -----------
amount of $455,768.51, in the form attached hereto as Exhibit A-3 (each, a
                                                      -----------
"Convertible Subordinated Promissory Note").

          (iii) cash in an aggregate amount of $250,000, to be paid to the Shareholders or retained by DoveBid as provided in Section 1.2 below (the "Deferred Payment"), which amount

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shall be held in an interest bearing account with a national bank or financial institution reasonably approved by DoveBid and the Representatives, and interest earned on such amount shall be added to and considered a part of the Deferred Payment.

     1.2  Purchase Price Adjustment.
          -------------------------

          (a) Original CWT.  Within the earlier of (i) twenty (20) days after
              ------------
the closing of the Robert Carl Transaction (as defined in Section 9.11) or (ii) thirty (30) days of the Closing, the Representatives of the Shareholders (as defined in Section 8.6) shall deliver a balance sheet of the Company as of the Closing Date and a balance sheet of Robert Carl as of the date of the closing of the Robert Carl Transaction (the "Closing Balance Sheet"), in each case, prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied with prior periods, together with a detailed list of all accrued expenses and liabilities of the Company as of the Closing Date, and of all accrued expenses and liabilities of Robert Carl as of the date of the closing of the Robert Carl Transaction (the "Closing Liabilities Schedule"), which shall set forth (1) the aggregate book value of stockholders' equity of the Company (excluding for the purpose of such calculation $2,653,543.14 owed to Richard Nucian pursuant to the terms of the Nucian Employment Release (defined in Section 4.13 below)) and Robert Carl (as of the closing of the Robert Carl Transaction), determined in accordance with GAAP, consistently applied with prior periods, set forth on the Closing Balance Sheet (such amount, the "Closing Stockholders' Equity"), (2) the cash determined in accordance with GAAP, consistently applied with prior periods, set forth on the Closing Balance Sheet (such amount, the "Cash"), (3) all loans to the Shareholders and related entities and persons, determined in accordance with GAAP, consistently applied with prior periods, set forth on the Closing Balance Sheet (such amount, the "Shareholder Loans"), and/or (4) debt owned to banks, and other third party lending institutions (excluding from such calculation of Third Party Debt (i) debt in an amount of up to $200,000 incurred as a result of the Company's currently pending "Condor" transaction, and (ii) debt in an amount of up to $580,000 incurred as a result of the Company's currently pending "Custom" transaction (collectively, the "Pending Transactions"), determined in accordance with GAAP, consistently applied with prior periods, set forth on the Closing Balance Sheet (such amount, the "Third Party Debt") (collectively, the "Original CWT"). All Cash in an amount greater than $800,000 held by the Company during the period of time from the Closing up until the date of the Purchase Price Adjustment (as defined in Section 1.2(c) below) shall be held during such period of time in an interest bearing account with a national bank or lending institution reasonably approved by DoveBid and the Representatives, and interest earned on such amount shall be added to and considered a part of Cash. For purposes of calculating Closing Stockholders' Equity, Cash, Shareholder Loans, and Third Party Debt, figures reflected in the Original CWT and Revised CWT (as defined below) shall assume the completion of the Robert Carl Transaction (based on (i) the balance sheet of Robert Carl dated as of the date of the closing of the Robert Carl Transaction which fairly reflects the financial condition of Robert Carl, if the Robert Carl Transaction has closed, or (ii) the balance sheet of Robert Carl dated as of the date of the closing of the Robert Carl Transaction which fairly reflects the financial condition of Robert Carl attached hereto as Schedule 1.2(a) (the "Preliminary Robert Carl Balance Sheet") if the closing of the Robert Carl Transaction has not occurred).

          (b) Revised CWT.  On or prior to the thirtieth (30th) day following
              -----------
receipt by DoveBid of the Original CWT, DoveBid shall provide the Representatives with a certificate, signed by an authorized representative of DoveBid, stating whether Dove Bid believes that the amount of Closing Stockholders' Equity, Cash, Shareholder Loans and/or Third Party Debt set forth in the Original CWT was correct or incorrect, and if incorrect, DoveBid's revised calculation of Closing Stockholders' Equity, Cash, Shareholder Loans and/or Third Party Debt, together with detailed calculations substantiating such revised calculation ("Revised CWT"). In the event that either (i) the calculations in the Revised CWT and the Original CWT agree, or (ii) Dovebid fails to timely provide the Representatives with the Revised CWT within the above thirty (30) day period (in which case Dovebid shall be deemed to have agreed with the calculations in the Original CWT), then DoveBid shall promptly (but no later than ten (10) days after the expiration of the above thirty (30) day period in this Section 1.2(b)) remit to each of the Shareholders that portion of the Deferred Payment (in proportion to their respective pro rata ownership of Company capital stock as of immediately prior to the Closing) which has not been retained by DoveBid as a Purchase Price Adjustment and any additional amounts required under
Section 1.2(c) as a Purchase Price Adjustment. In the event that the calculation of Closing Stockholders' Equity, Cash, Shareholder Loans and/or Third Party Debt set forth in the Revised CWT differs from such calculations in the Original CWT, then within thirty (30) days of the Representatives' receipt of the Revised CWT, Representatives shall either:

               (i) agree with such revised calculations of Closing Stockholders' Equity, Cash, Shareholder Loans and/or Third Party Debt set forth in the Revised CWT by countersigning such Revised CWT and delivering a copy thereof to DoveBid within such thirty (30) day period, whereupon DoveBid shall (a) in the event of a reduction in the Purchase Price pursuant to
     Section 1.2(c) below, retain an amount equal to the total Purchase Price Adjustment based on the calculations set forth in the Revised CWT, as follows (1) by retaining an appropriate amount of the Deferred Payment, and
     (ii) if the Purchase Price Adjustment exceeds the Deferred Payment, then within ten (10) days of notice by DoveBid to the Representatives of such excess, then each Shareholder shall pay DoveBid cash in an aggregate amount equal to such excess in proportion to their respective pro rata ownership of Company capital stock as of immediately prior to the Closing (provided that in the event that any Principal Shareholder fails to timely make such payment DoveBid will have the right to retain Escrow Shares (valued for such purpose at $10.50 per share) in an amount equal to such Principal Shareholder's pro rata share of such excess), or (b) in the event of an increase in the Purchase Price pursuant to Section 2.1 (c) below, make payment to each Shareholder based on the calculations set forth in the Revised CWT, by (1) first returning an appropriate amount of the Deferred Payment to the Shareholders, and (2) if such increase in the Purchase Price exceeds the Deferred Payment, by making payment directly to the Shareholders in proportion to each Shareholder's respective pro rata ownership of Company capital stock as of immediately prior to the Closing; or

     (ii) reject such revised calculations of Closing Stockholders' Equity, Cash, Shareholder Loans and/or Third Party Debt set forth in the Revised CWT by sending a notice of rejection setting forth basis for the Representatives' rejection of some or all of the calculations in the Revised CWT to DoveBid within such thirty (30) day period, whereupon DoveBid and the Representatives shall confer in good faith for a period of ten (10) days after DoveBid's receipt of the notice of rejection in an effort to reach agreement on the calculations and the Purchase Price Adjustment, and if after such ten (10) day period the parties have not reached an agreement, then either party may submit such dispute to arbitration as if it were a Contested Claim, as defined in Article VIII hereof, in accordance with Section 8.9 hereof; provided that the limitations set forth Section 8.3(a) and (b) shall be deemed not to apply to such Claim. If the Representatives shall not have responded within the thirty (30) day period after receipt of the Revised CWT, then the Representatives shall be deemed to have agreed with calculations of Closing Stockholders' Equity, Cash, Shareholder Loans and/or Third Party Debt set forth
                                       3
     in the Revised CWT and the payments set forth in Section 1.2(b)(i) above, and each Shareholder hereby agrees to be bound by the Representatives' failure to timely respond. DoveBid shall pay the balance of the Deferred Payment (not distributed to DoveBid under Section 1.2(b)(i) above or subject to arbitration under Section 1.2(b)(ii) above) to the Representatives (for distribution by them to the Shareholders) or, in the event that the Purchase Price is increased pursuant to Section 1.2(c) below, any additional amounts as may be required.

          (c) Purchase Price Adjustment.  In the event and to the extent that
              -------------------------
(i) the Closing Stockholders' Equity is less than $1,000,000, (ii) Cash is less than $800,000, (iii) Shareholder Loans is greater than $0.00, and/or (iv) Third Party Debt, is greater than $1,200,000, then at the Closing the initial aggregate cash portion of the Purchase Price shall be reduced by one dollar for each dollar that (i) the Closing Stockholders' Equity is less than $1,000,000;
(ii) Cash is less than $800,000; (iii) the Shareholder Loans are greater than $0.00; and (iv) the Third Party Debt is greater than $1,200,000; provided that if Cash is greater than $800,000, then the initial aggregate cash portion of the Purchase Price shall be increased by one dollar for each dollar that Cash is greater than $800,000 (the "Purchase Price Adjustment"). In the event of any reduction or increase in the Purchase Price pursuant to this Section 1.2, the respective Closing Payments to the Shareholders shall be proportionately reduced or increased, and such reduced or increased aggregate consideration shall constitute the "Purchase Price" for all purposes under this Agreement.

     1.3  Closing.  The purchase and sale of the Shares, and the consummation of
          -------
the other transactions contemplated hereby (the "Closing"), will take place at the offices of DoveBid at 1241 East Hillsdale Boulevard, Foster City, California at 10:00 a.m. Pacific Time, on March 24, 2000 or, if all conditions to closing have not been satisfied or waived by said date, at such other time and place as DoveBid and Shareholders shall mutually agree upon. At the Closing, the Shareholders will deliver to DoveBid certificates representing all of the Shares, duly endorsed for transfer to DoveBid, against delivery to the Shareholders by DoveBid of the Purchase Price. The date on which the Closing occurs is referred to herein as the "Closing Date."


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                     OF THE SHAREHOLDERS AND THE COMPANIES

     Except as specifically set forth in the disclosure letter provided by the Shareholders and the Company to DoveBid simultaneously with the signing of this Agreement, dated as of the date of this Agreement (the "Company Disclosure Letter"), the parts of which are numbered to correspond to the sections of this Agreement, each of the Shareholders hereby jointly and severally represent and warrant to DoveBid as follows:

     2.1  Organization and Good Standing.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Michigan. The Company and each of its subsidiaries has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to conduct business in each jurisdiction in which the character of the properties owned, leased or licensed by it or the nature of such activities makes such qualification necessary.

Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, Bylaws or other charter documents.

     2.2  Power, Authorization and Validity.
          ---------------------------------

          2.2.1 The Company and each Shareholder has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which the Company and each Shareholder is or will be a party that are required to be executed pursuant to this Agreement (the "Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly and validly approved and authorized by the Company's Board of Directors. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Levy Trust has been duly and validly approved and authorized as required by law and its governing trust instrument. No vote of the shareholders of the Company is required by the Articles of Incorporation, bylaws, other governing documents of the Company or applicable law with respect to the due authorization and approval of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby. Each Shareholder is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          2.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable the Company or the Shareholders to enter into, and to perform their respective obligations under, this Agreement and the Ancillary Agreements, except for such qualifications and filings as may be required to comply with federal and state securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing, and will, in the case of filings, be made within the time prescribed by applicable law.

          2.2.3 This Agreement and the Ancillary Agreements are, or when executed by the Company and the Shareholders will be, valid and binding obligations of the Company and the Shareholders enforceable against the Company and the Shareholders in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

          2.2.4  Trust Arrangements.
                 ------------------

                 (a) Trust Instruments.  The copy of that certain Declaration
                     -----------------
of Trust dated September 27, 1977 by Norman Levy, and that certain First Amendment to Declaration of Trust Dated February 25, 1992, as amended through the date hereof (the "Levy Trust Agreement") provided by the Company to DoveBid is a true and complete copy of the currently effective operative trust agreement for the Levy Trust and remains in full force and effect.

                 (b) Trustees.  The authorized and acting trustee of the Levy
                     --------
Trust as of the date hereof are, and on the Closing Date will be Harvey L. Kleiman, Milton Y. Zussman and Lillian Levy (the "Levy Trustees"). The Levy Trustees are competent to act as trustees of the

Levy Trust and the Levy Trustees are authorized to sign and deliver to DoveBid this Agreement and all Ancillary Agreements.

          (c) Trust Property.  The Levy Trust has the power and authority to own
              --------------
the Shares described in Section 2.3 as being owned by the Levy Trust. The Shares constitute an asset of the Levy Trust (free and clear of any Liens) as of the date hereof and will constitute an asset of the Levy Trust on the Closing Date.

          (d) No Default.  The terms of the Levy Trust have not and will not
              ----------
change or be amended by virtue of execution of this Agreement, and the consummation of the transactions contemplated hereby will not cause any change in, modification to or acceleration of any of the terms of the Levy Trust Agreement.


     2.3  Capitalization.  The authorized capital stock of the Company consists
          --------------
entirely of 5,000 shares of Common Stock, $10.00 par value per share, of which a total of 100 shares are issued and outstanding, and of which: (i) 47.5 shares are owned beneficially and of record by R.Levy, (ii) 47.5 shares are owned beneficially and of record by D.Levy, (iii) 5 shares are owned beneficially and of record by the Levy Trust, and no other entity or individual owns either beneficially or of record, any other equity interest of the Company or has any right to purchase or otherwise receive any equity interest in the Company. On the date of this Agreement each Shareholder has, and on the Closing Date each Shareholder will have, good and marketable title to that number of shares of capital stock of the Company set forth in this Section 2.3, free and clear of any and all Liens, which shares do and shall constitute collectively all of the outstanding shares of the Company's capital stock. On the date of this Agreement, there are no, and on the Closing Date, there will be no, options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of shares of the Company's capital stock or any securities convertible into or exchangeable for shares of the Company's capital stock or obligating the Company to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement. Each share of the Company's capital stock has been duly authorized and validly issued, is fully paid and nonassessable, is not subject to any right of rescission, and has been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws, other laws and requirements set forth in applicable agreements or instruments. There is no voting agreement, right of first refusal or other restriction (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of the Company's outstanding securities. The Company is not under any obligation to register under the Securities Act, any of its presently outstanding securities or any securities that may be subsequently issued.

     2.4  Subsidiaries.  Except as disclosed on the Company Disclosure Letter,
          -------------
the Company does not have any subsidiaries or any equity or other ownership interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. The Company owns all the issued and outstanding capital stock of its subsidiaries, free and clear of all Liens. The Company is not obligated to make and is not bound by any agreement or obligation to make any investment in or capital contribution in or on behalf of any other entity.

     2.5  No Conflict. Neither the execution and delivery of this Agreement nor
          -----------
any Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, default, impairment or violation of (a) any provision of the Articles of Incorporation, bylaws or other governance document of either of the Company or any of its subsidiaries, (b) any instrument or contract to which the Company, any of its subsidiaries or any Shareholder is a party or by which any of their respective assets or properties are bound or affected, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to either of the Company, any of its subsidiaries or either Shareholder or their respective assets or properties, except any termination, breach, default, impairment or violation which would not individually or in the aggregate result in a Material Adverse Effect (as defined in Section 10.7(c) below) on the Company. The consummation of the transactions contemplated by this Agreement does not and will not require the consent, waiver, release or approval of or notice to any third party.

     2.6  Litigation.  There is no action, proceeding, claim or investigation
          -----------
pending against the Company or any of its subsidiaries before any court or administrative agency, nor to the Knowledge (as defined in Section 10.7(b)) of the Company or any Shareholder has any such action, proceeding, claim or investigation been threatened. There is no reasonable basis for any shareholder or former shareholder of the Company, or to the Knowledge of the Company or any Shareholder, any other person, firm, corporation, or entity, to assert a claim against the Company, any of its subsidiaries, any Shareholder or DoveBid based upon: (a) ownership or rights to ownership of any shares or other ownership interest in the Company, (b) any rights as a shareholder of the Company, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among the Company and its shareholders. There are no outstanding orders, awards, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against the Company or any of its subsidiaries, or their assets, properties or securities.

     2.7  Taxes.  The Company has timely filed all federal, state, local and
          -----
foreign tax returns required to be filed, have paid all taxes required to be paid in respect of all periods for which returns have been filed, have established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, have made all necessary estimated tax payments, and have no liability for taxes in excess of the amount so paid or accruals or reserves so established. All accruals or reserves for taxes on the Closing Balance Sheets will be established in the ordinary course of business and will be consistent with the Company's prior practices. The Company is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. The Company has not received any written notification from the Internal Revenue Service or any other taxing authority regarding any material issues or audit that: (a) are currently pending before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding the Company or (b) have been raised by the Internal Revenue Service or other taxing authority and not yet finally resolved. For any period covering the last five fiscal years, no tax return of the Company has ever been audited by the Internal Revenue Service or any state or other taxing agency or authority. There is not in effect any waiver by the Company of any statute of limitations with respect to any taxes; and the Company has not consented to extend to a date later than the date hereof the period in which any tax may be assessed or collected by any taxing authority. The Company is not a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has not filed any election under Section 341(f) of the Code. The Company has withheld with respect to each of its employees and independent contractors all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and has paid such withheld amounts to the appropriate tax authority within the time prescribed by law.

     Effective as of September 22, 1986, the Company made a valid election under
Section 1362 of the Code to be an S corporation within the meaning of Sections 1361 and 1362 of the Code effective for all taxable periods beginning on or subsequent to May 1, 1987. Part 2.7 of the Company Disclosure Letter sets forth each state and locality where the Company has made a valid election under the applicable law of such jurisdiction to be an S corporation effective for all taxable periods beginning on or subsequent to the date of such election, and the date of such election. None of the Company nor Shareholders have taken any action inconsistent with the requirements of Company' S corporation status, nor has the Company nor any Shareholder failed to take any action required in order to maintain the Company's S Corporation status, and the Company's S corporation election has not been terminated (whether inadvertently or otherwise) since each such effective date and is currently valid and in effect in each such jurisdiction in which an election was made.

     For the purposes of this Agreement, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, withholding, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

     2.8  Financial Statements.  The Company has delivered to DoveBid, attached
          --------------------
hereto as Exhibit B, copies of: (a) the Company's compiled balance sheet as of
          ---------
April 30, 1999, and the Company's compiled balance sheets as of December 31, 1999 and February 29, 2000, respectively (the "Balance Sheets") and (b) the Company's compiled income statement and statement of cash flows for the twelve months ended April 30, 1999, and the Company's unaudited income statements and statement of cash flows for the eight month period ended December 31, 1999 and the ten month period ended February 29, 2000, respectively (together, with the Balance Sheets and the Closing Balance Sheet, the "Financial Statements"). The Financial Statements (a) are in accordance with the books and records of the Company, (b) fairly present the financial condition of the Company and its subsidiaries at the date therein indicated and the results of operations for the period therein specified (except for the unaudited balance sheets dated as of February 29, 2000, and December 31, 1999, and the unaudited income statements and statement of cash flows for the eight month period ended December 31, 1999 and the ten month period ended February 29, 2000, which fairly present in all material respects the financial condition of the Company and its subsidiaries at the date therein indicated and the results of operations for the period therein specified) and (c) have been prepared in accordance with GAAP, applied on a consistent basis with prior periods. The Company (including its subsidiaries) has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Financial Statements and the Closing Liabilities Schedule, other than such liabilities and obligations which (i) are not required to be reflected on the Balance Sheet in accordance with this Section 2.8, (ii) were incurred in the ordinary course of the Company's business consistent with past practice, and (iii) are not material in amount to the Company or its financial condition, assets or business.

     2.9  Title to Assets and Properties.  The Company has good and marketable
          -------------------------------
title to all of its assets as shown on the Balance Sheets and Closing Balance Sheet, free and clear of all Liens (other than for taxes not yet due and payable). The Company owns or has the right to hold and use all assets which are necessary to operate its business as presently conducted. All leases of real or personal property to which the Company or any subsidiary of the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. To the Knowledge of the Company and the Shareholders, the Company and its subsidiaries are not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, or has received any written notice of violation with which it has not complied.

     2.10  Absence of Certain Changes.  Since February 29, 2000, there has not
           --------------------------
been with respect to the Company (including its subsidiaries):

          (a) any change in the financial condition, properties, assets, liabilities, business or operations thereof which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business consistent with past practice, has had or will have a Material Adverse Effect thereon;

          (b) any contingent liability incurred thereby as guarantor or otherwise with respect to the obligations of others;

          (c) any mortgage, encumbrance or Lien placed on any of the properties thereof;

          (d) any material obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business consistent with past practice in individual amounts less than $100,000;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets thereof other than in the ordinary course of business consistent with past practice in individual amounts less than $100,000;

          (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business thereof;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, combination or recapitalization of the capital stock thereof or any direct or indirect redemption, purchase or other acquisition of the ownership interests thereof (except for the Permitted Asset Transfers and the R.Levy Share Transfer and the D.Levy Share Transfer (as such terms are defined in Section 4.14 below));

          (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, managers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, managers, employees or agents (other than pursuant to the Employment Agreements, as defined below);

          (i) any change with respect to the management, supervisory or other key personnel thereof;

          (j) any payment or discharge of a Lien or liability thereof which Lien was not either shown on the Balance Sheets or incurred in the ordinary course of business consistent with past practice thereafter;

          (k) any obligation or liability incurred thereby to any of its officers, employees, directors or shareholders or any loans or advances made thereby to any of its officers, employees, directors or shareholders except normal compensation and expense allowances payable to officers and employees;

          (l) any amendment or change in the Articles of Incorporation, bylaws or other governing documents of the Company; or

          (m) any change in the accounting policies or procedures of the Company.

     2.11  Contracts and Commitments.  Section 2.11 of the Company Disclosure
           -------------------------
Letter sets forth a list of each of the following oral or written contracts, agreements, understandings and arrangements of the Company and its subsidiaries, a true and complete copy of each (or, in the case of an oral agreement, a written summary of all of the material terms of which) has been provided to
DoveBid:

          (a) Contract, agreement or other understanding or arrangement providing for payments by or to the Company or any of its subsidiaries in an aggregate amount of $100,000 or more in any year;

          (b) Company IP Rights Agreement (as defined in Section 2.12), and contract, license, agreement or other understanding or arrangement as licensor or licensee;

          (c) Contract, lease, license, agreement or other understanding or arrangement for the lease of real or personal property;

          (d) Joint venture contract or arrangement or any other agreement that involves or could involve a sharing of profits, expenses or losses with any other party;

          (e) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business consistent with past practice and for no more than $100,000 in amount, and except as disclosed in the Financial Statements and the Closing Balance Sheet;

          (f) Contract, agreement or other understanding or arrangement containing covenants purporting to limit the Company's or any of its subsidiaries' freedom to compete in any line of business in any geographic area, or which grants any exclusive rights or obligations;

          (g) Contract, agreement or other understanding or arrangement for or relating to the employment of any officer, employee, contractor, or consultant of the Company or any subsidiary of the Company; or

          (h) Any other agreement not specified above which is material to the business, financial condition or prospects of the Company.

     All agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments identified in this Section 2.11 are valid and in full force and effect. The Company is not, nor, to the Knowledge of the Company, is any other party thereto, in material breach or default under the terms of any such agreement, contract, plan, lease, instrument, arrangement, license or commitment.

     2.12  Intellectual Property.  The Company owns, or has a valid right to
           ---------------------
use, sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Company IP Rights") and such rights to use, sell or license are sufficient for the conduct of the Company's businesses as presently conducted. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute a breach of any instrument or agreement governing or affecting any Company IP Rights (the "Company IP Rights Agreements"), do not and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of the Company to use, sell or license any Company IP Right or portion thereof. There is no royalty, honoraria, fee or other payment payable by the Company to any person by reason of the ownership, use, license, sale or disposition of any Company IP Right (other than as set forth in the Company IP Rights Agreements listed in Section 2.11 to the Company Disclosure Letter). The provision of any service currently provided by the Company or currently planned to be provided by the Company does not violate any license or agreement between the Company and any third party or infringes any Intellectual Property Right of any other person or entity; and there is no pending or, to the Knowledge of the Company or any of the Shareholders, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right, nor to the Knowledge of the Company or any of the Shareholders, is there any basis for any such claim, nor has the Company received any notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts, or will conflict, with the rights of any other person or entity. Each officer, employee and consultant of the Company has executed and delivered to the Company an agreement in the form provided to DoveBid regarding the protection of proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such person. Section 2.12 to the

Company Disclosure Letter contains a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by the Company to perfect or protect its interest in Company IP Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications and service marks. As used herein, the term "Intellectual Property Rights" shall mean all worldwide industrial or intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet or World Wide Web URLs or addresses, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records (in whatever media or format).

     2.13  Compliance with Laws.  The Company and its subsidiaries have
           --------------------
complied, or prior to the Closing Date will have complied, and are or will be at the Closing in full compliance with, all applicable laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to them or to the assets, properties, and business thereof (except for such non-compliance that would not result in a Company Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state, and local laws, ordinances, regulations, and all orders, writs, injunctions, awards, judgments, and decrees pertaining to (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, and wages and hours and (iii) safety, health, fire prevention, environmental protection, hazardous materials, toxic waste disposal, building standards, zoning and other similar matters (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. The Company has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business (except for such permits, approvals or filings that would not result in a Company Material Adverse Effect). There are no legal or administrative proceedings or investigations involving the Company or any of its subsidiaries pending or threatened before any governmental entity.

     2.14  Certain Transactions and Agreements.  To the Knowledge of the Company
           -----------------------------------
and the Shareholders, none of the directors or shareholders of the Company, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with the Company (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). None of said officers directors, shareholders or employees, nor any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with the Company, except for normal compensation for services as an officer, director or shareholder thereof. None of said officers, directors, shareholders or employees nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including any Intellectual

Property Rights, used in or pertaining to the business of the Company, except for the normal rights of a shareholder of the Company.

     2.15.  Employees, ERISA and Other Compliance.
            -------------------------------------

          2.15.1 Neither the Company nor any subsidiary of the Company has any employment contract or consulting agreement currently in effect that is not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions) without liability to the Company or such subsidiary. All officers, directors, employees and consultants of the Company having access to proprietary information have executed and delivered to the Company an agreement regarding the protection of such proprietary information and the assignment of inventions to the Company; true and complete copies of the form of all such agreements have been delivered to DoveBid.

          2.15.2 Neither the Company nor any subsidiary of the Company (i) has ever been or is now subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, or (iv) has any current labor disputes. To the Knowledge of the Company or any Shareholder, there are no facts indicating that the consummation of the transactions contemplated hereby will have a Company Material Adverse Effect on such labor relations, and neither the Company nor any Shareholder has any Knowledge that any of the Company's key employees intends to leave its employ.

          2.15.3 Section 2.15.1 to the Company Disclosure Letter identifies (i) each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) all other written or formal plans or agreements involving direct or indirect compensation or benefits (including, but not limited to any employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses and all forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by the Company under which the Company or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the "Company Employee Plans").
For purposes of this Section 2.15, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company. Copies of all Company Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to DoveBid, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Company Employee Plan. All Company Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "Company Pension Plans"), are identified as such in Section 2.15.3 to the Company Disclosure Letter. All contributions due from the Company with respect to any of the Company Employee Plans have been made as required under ERISA or have been accrued on the Financial Statements. To the Knowledge of the Company and the Shareholders, each Company Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Company Employee Plans.

          2.15.4 No Company Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No Company Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Employee Plan which is covered by Title I of ERISA which would result in a liability to the Company, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has or will make the Company or any officer or director of the Company subject to any liability under Title I of ERISA or liable for any tax (as defined in Section 2.7 hereof) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

          2.15.5 Any Company Pension Plan which is intended to be qualified under Section 401(a) of the Code (a "Company 401(a) Plan") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has delivered to DoveBid a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each Company 401(a) Plan.

          2.15.6  [Section Intentionally Omitted]

          2.15.7 There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any subsidiary of the Company relating to, or change in employee participation or coverage under, any Company Employee Plan or Company Benefit Arrangement that would increase the expense of maintaining such Company Employee Plan or Company Benefit Arrangement above the level of the expense incurred in respect thereof since the date of the February 29, 2000 Balance Sheet.

          2.15.8 The Company has provided, or will have provided prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no tax payable on account of
Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of the Company.

          2.15.9 No benefit payable or which may become payable by the Company or any subsidiary of the Company pursuant to any Company Employee Plan or any Company Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

          2.15.10 The Company and each of its subsidiaries are in compliance with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

          2.15.11 To the Knowledge of the Company and each Shareholder, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject the Company or such subsidiaries to any liability.

          2.15.12 A list of all employees, officers, directors and consultants of the Company and each subsidiary of the Company and their current compensation is set forth on Section 2.15.12 to the Company Disclosure Letter.

          2.15.13 Neither the Company nor any subsidiary of the Company is a party to any (a) agreement with any officer, director, shareholder or other employee thereof (i) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or such subsidiary in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or
(iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     2.16  Company Documents.  The Company has made available to DoveBid for
           -----------------
examination true and complete copies of all documents and information listed in the Company Disclosure Letter or other exhibits called for by this Agreement which has been requested by DoveBid and/or its legal counsel, including, without limitation, the following: (a) copies of the Articles of Incorporation, bylaws and other governance documents as currently in effect of the Company and each of its subsidiaries; (b) all records of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof;
(c) its journal reflecting all equity issuances and transfers; and (d) all permits, orders, and consents issued by any regulatory agency with respect to the Company or its subsidiaries, or any securities of the Company, and all applications for such permits, orders, and consents.

     2.17  Environmental Matters.  To the Knowledge of the Company and the
           ---------------------
Shareholders, the Company and its subsidiaries are in compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company and its subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither the Company nor any of its subsidiaries has received any written notice or other communication (in writing or otherwise), whether from a governmental body, citizens-group, employee or otherwise, that alleges that the Company or any of its subsidiaries is not in compliance with any Environmental Law, and, to the Company's and each Shareholder's Knowledge, there are no circumstances that may prevent or interfere with the compliance by the Company or any of its subsidiaries with any current Environmental Law in the future. All governmental authorizations currently held by the Company or any of its subsidiaries pursuant to any Environmental Law (if any) are identified in Section 2.17 to the Company Disclosure Letter. For purposes of this Section 2.17: (i) "Environmental Law" means any federal, state, local or foreign statute, law regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law.

     2.18  No Brokers.  Neither the Company nor the Shareholders are or will be
           ----------
obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     2.19  Accounts Receivable.  Subject to the reserves set forth on the
           -------------------
Balance Sheets, if any, all accounts receivable of the Company set forth on the Balance Sheets have arisen in the ordinary course of the Company's businesses consistent with past practice, represent valid, enforceable and fully collectible obligations due to the Company, and have been and are not subject to any set-off, counterclaim or, to the Knowledge of the Company or each Shareholder, future performance obligation on the part of the Company.

     2.20  Books and Records.
           -----------------

          2.20.1 The books, records and accounts of the Company and each subsidiary (a) are in true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years,
(c) accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries, and (d) accurately and fairly reflect the basis for the Financial Statements.

          2.20.2 The Company has devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.21  Insurance.  The Company maintains and at all times during the prior
           ----------
three years has maintained all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company are otherwise in compliance with the terms of such policies and bonds. The Company has no Knowledge of any threatened termination of, or premium increase with respect to, any of such policies. Prior to the Closing, the Company shall have obtained, and fully prepaid all premiums associated with, "claims made" insurance for the Company for activities of the Company prior to the Closing and effective immediately after the Closing, which shall include directors and officers insurance, errors and omission insurance and employment practices liability insurance, and which insurance shall be assignable to DoveBid at the Closing, shall expire no earlier than the third anniversary of the Closing and shall contain coverage that is customary for the Company's industry and be reasonably acceptable to DoveBid. All policies of insurance now held by the Company and each of its subsidiaries are set forth in
Section 2.21 of the Company Disclosure Letter, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

     2.22  Disclosure. Neither the Company Disclosure Letter, this Agreement,
           ----------
its exhibits and schedules, nor any of the certificates or documents to be delivered by the Company to DoveBid pursuant to this Agreement, taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.




                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF DOVEBID

     Except as specifically set forth in the disclosure letter provided by DoveBid to the Company simultaneously with the signing of this Agreement, dated as of the date of this Agreement (the "DoveBid Disclosure Letter"), the parts of which are numbered to correspond to the sections of this Agreement, DoveBid hereby represents and warrants to the Company as follows:

     3.1  Organization and Good Standing.  DoveBid is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

     3.2  Power, Authorization and Validity.
          ---------------------------------

          3.2.1 DoveBid has the corporate right, power and authority to enter into and perform its obligations under this Agreement, and all agreements to which DoveBid is or will be a party that are required to be executed pursuant to this Agreement (the "DoveBid Ancillary Agreements"). The execution, delivery and performance of this Agreement and the DoveBid Ancillary Agreements have been duly and validly approved and authorized by DoveBid's Board of Directors.

          3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable DoveBid to enter into, and to perform its obligations under, this Agreement and the DoveBid Ancillary Agreements, except for (a) the filing of appropriate documents with the relevant authorities of California and Delaware and other states in which DoveBid is qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws (which filings will be accomplished within the time required by law).

          3.2.3 This Agreement and the DoveBid Ancillary Agreements are, or when executed by DoveBid will be, valid and binding obligations of DoveBid enforceable against DoveBid in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     3.3  No Conflict.  Neither the execution and delivery of this Agreement nor
          -----------
any DoveBid Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Articles of Incorporation or bylaws of DoveBid, as currently in effect, (b) any instrument or contract to which DoveBid is a party or by which DoveBid's assets or properties are bound or affected, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to DoveBid or its assets or properties, except any termination, breach, default, impairment or violation which would not individually or in the aggregate result in a Material Adverse Effect on DoveBid. The consummation of the transactions contemplated by this Agreement does not and will not require the consent, waiver, release or approval of or notice to any third party.

     3.4  Registration Statement.  DoveBid has made available to the Shareholder
          ----------------------
its Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (the "SEC") on March 10, 2000 (the "Registration Statement"). To the Knowledge of DoveBid at the time the Registration Statement was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) and subject to portions and sections of the Registration Statement which remain to be completed, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, except to the extent corrected prior to the date of this Agreement by a subsequent filing made by DoveBid. Since the filing of the Registration Statement with the SEC on March 10, 2000, to the Knowledge of DoveBid there has not been a Material Adverse Effect on DoveBid.

     3.5  Hart-Scott-Rodino Compliance.  The execution and delivery of this
          ----------------------------
Agreement and the consummation of the transactions contemplated thereby will not require any consent, approval or filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act").


                                   ARTICLE IV
                             ADDITIONAL AGREEMENTS

     4.1  Advice of Changes.  During the period from the date of this Agreement
          -----------------
until the earlier of the Closing or the termination of this Agreement, each party will promptly advise the other party in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or at the Closing untrue or inaccurate in any material respect and
(b) of any material adverse change in the such party's business, prospects, customers, results of operations or financial condition. The Company on the one hand and DoveBid on the other hand each agrees to cooperate with the other and each of their respective auditors in order to book financial entries in accordance with GAAP and in a manner acceptable to each such party and its auditors.

     4.2  Maintenance of Business.  During the period from the date of this
          -----------------------
Agreement until the earlier of the Closing or the termination of this Agreement, the Company will use its best efforts to carry on and preserve its business and its relationships with customers, suppliers, employees, business partners and others in substantially the same manner as it has prior to the date hereof. If the Company becomes aware of a material deterioration in the relationship with any customer, supplier, business partner or key employee, it will promptly bring such information to the attention of DoveBid in writing and, if requested by DoveBid, will exert its best efforts to restore the relationship.

     4.3  Conduct of Business.  During the period from the date of this
          -------------------
Agreement until the earlier of the Closing or the termination of this Agreement, the Company will continue to conduct its business and maintain its business relationships in the ordinary and usual course (consistent with past practice) and will not, without the prior written consent of an officer of DoveBid:

          (a) borrow any money, or otherwise incur any indebtedness in excess of $100,000;

          (b) enter into any transaction not in the ordinary course of business consistent with past practice;

          (c) acquire or be obligated to acquire or take positions in assets greater than $100,000 without DoveBid's prior written consent, not to be unreasonably withheld;

          (d) make any expenditure or sale of fixed or other non-current assets in excess of $100,000 in the aggregate, outside the normal course of business;

          (e) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent that is not material to its business;

          (f) dispose of any of its assets except in the ordinary course of business consistent with past practice (except for the Permitted Asset Transfers (defined below));

          (g) enter into any material lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

          (h) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (i) fail to use its commercially reasonable efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships and present agreements with suppliers, customers and others having business relations with the Company, or fail to maintain its current debt and lease instruments;

          (j) pay any bonus, increased salary or special remuneration to any officer, director, employee or consultant or enter into any new employment or consulting agreement with any such person, except as set forth in Section 4.3(j) of the Company Disclosure Letter;

          (k) change accounting methods, policies or procedures;

          (l) introduce any material new method of management or operations;

          (m) declare, set aside or pay any cash or stock dividend or other distribution in respect of any equity interest, or redeem or otherwise acquire any of its equity interests (except for the Permitted Asset Transfers);

          (n) amend or terminate any contract, agreement or license to which it is a party, except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

          (o) lend any amount to any person or entity, other than (i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts or (ii) any loans pursuant to the Company 401(k) Plan;

          (p) guarantee or act as a surety for any obligation, except in the ordinary course of business, consistent with past practice, which are not material in amount and except as required under the Pending Transactions;

          (q) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

          (r) issue or sell any shares of its capital stock or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue any securities, or accelerate the vesting of any outstanding option or other security;

          (s) split or combine its outstanding securities or enter into any recapitalization affecting the number of shares outstanding or affecting any other of its securities;

          (t) merge, consolidate or reorganize with, or acquire any entity;

          (u) amend its Articles of Incorporation, bylaws or any other governance document;

          (v) license any of its technology or Intellectual Property Rights except in the ordinary course of business consistent with past practice;

          (w) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return;

          (x) change any insurance coverage; or

          (y) agree to do any of the things described in the preceding clauses 4.3(a) through 4.3(x).

     4.4  Satisfaction of Conditions Precedent.  From the date of this Agreement
          ------------------------------------
until the earlier of termination of this Agreement or the Closing, the Company will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VI, and the Company will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby. From the date of this Agreement until the earlier of termination of this Agreement or the Closing, DoveBid will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article V.

     4.5  Regulatory Approvals.  DoveBid, the Company and each Shareholder will
          --------------------
execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign that may be reasonably required (including, without limitation, any consent, approval, order, authorization, registration, declaration or filing pursuant to the HSR Act), or that DoveBid may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. The Company, each Principal Shareholder and DoveBid will use their respective best efforts to obtain all such authorizations, approvals and consents.

     4.6  Necessary Consents.  The Company and each Shareholder will use their
          ------------------
best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in DoveBid's judgment to allow the consummation of the transactions contemplated hereby and to allow DoveBid to carry on the Company' business after the Closing.

     4.7  Litigation. The Company will notify DoveBid in writing promptly after
          ----------
learning of any material actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it, or known by it to be threatened against it.

     4.8  No Other Negotiations.  From the date of this Agreement until the
          ---------------------
earlier of termination of this Agreement or the Closing, the Company and the Shareholders will not, and will not authorize or permit any officer, shareholder, director, employee, investment banker, attorney, agent, representative or affiliate of the Company, or any other person or entity, on its behalf to, directly or indirectly, solicit, initiate or encourage any offer from any person or entity or consider any inquiries or proposals received from any other person or entity, participate in any negotiations or discussions regarding, furnish to any person or entity any information with respect to, or enter into any agreement, commitment, letter of intent or understanding concerning, the possible disposition of all or any portion of the Company's business, assets or equity interests by merger, sale or any other means (other than the transactions contemplated hereby with DoveBid); provided that R.Levy and/or D.Levy may transfer equity to their family members and related entities for tax and/or estate planning purposes. The Company will promptly and in any event within 24 hours notify DoveBid orally and in writing of any such inquiry or proposal, including the name of the persons making such proposal and all of the terms thereof. Any violation of the restrictions set forth in this section by any officer, director or employee of the Company or any investment banker, attorney or other advisor or representative of the Company shall be deemed to be a material breach of this Section 4.8 by the Company.

     4.9  Access to Information.  From the date of this Agreement until the
          ---------------------
earlier of termination of this Agreement or the Closing, the Company will allow DoveBid and its agents reasonable access to the files, books, records and offices of the Company, including, without limitation, any and all information relating to the Company's taxes, commitments, contracts, customer lists, leases, licenses, and real, personal and intangible property and financial condition. The Company will cause its accountants to cooperate with DoveBid and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     4.10  Blue Sky Laws.  From the date of this Agreement until the earlier of
           -------------
termination of this Agreement or the Closing, the Company shall use its best efforts to assist DoveBid to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable in connection with the transactions contemplated herein.

     4.11  Permitted Asset Transfers.  Prior to the Closing the Company shall
           -------------------------
have transferred to the Principal Shareholders or all of the Shareholders the personal property and other assets listed on Schedule 4.11 (collectively, the "Permitted Asset Transfers").

     4.12  Termination of 401(k) Plan.  Conditioned on and effective immediately
           --------------------------
prior to the Closing the Company shall have validly terminated the Norman Levy Associates, Inc. Salaried Employees Retirement Profit Sharing Plan.

     4.13  Termination of Employment Agreement and Term Sheet; Release of
           --------------------------------------------------------------
Claims. Conditioned on and effective immediately prior to the Closing the Company, the Shareholders, Robert Carl and Richard Nucian shall have validly terminated that certain Agreement of Employment dated as of April 15, 1991, by and among the Company, Robert Carl and Richard Nucian, as amended (the "Nucian Employment Agreement") and shall have obtained a full release from Richard Nucian of any and all claims and liability against the Company and Robert Carl, and their successors, in a form and substance of the Termination of Employment Agreement and Release attached hereto as Schedule 4.13 (the "Nucian Employment Release"); and (ii) the Company and James Sklar shall have validly terminated that certain Employment Relationship and Term Sheet executed as of February 28, 2000, by and between the Company and James Sklar, as amended (the "Sklar Employment Term Sheet") and shall have obtained a full release from James Sklar of any and all claims and liability against the Company and its successor relating to the Sklar Employment Term Sheet and his role as an employee of the Company in a form and substance reasonably acceptable to DoveBid (the "Sklar Employment Release").

     4.14.  Transfer of Trust Shares.  Conditioned on and effective immediately
            ------------------------
prior to the Closing, R.Levy, D.Levy and the Company agree to use their best efforts to cause (i) all Company capital stock held in the name of the Lillian Levy Irrevocable Trust F/B/O Robert Levy U/A/D December 24, 1997 to be transferred free and clear of all Liens to Robert Levy (the "R.Levy Share Transfer"); and (ii) all Company capital stock held in the name of the Lillian Levy Irrevocable Trust F/B/O David Levy U/A/D December 24, 1997 to be transferred free and clear of all Liens to David Levy (the "D.Levy Share Transfer").

     4.15  Termination of Buy-Sell Agreement.  Conditioned on and effective
           ---------------------------------
immediately prior to the Closing and the effectiveness of R.Levy Share Transfer and the D.Levy Share Transfer, R.Levy, D.Levy and the Company agree to terminate in its entirety that certain Buy-Sell Agreement for Corporate Stock of Norman Levy Associates, Inc. executed as of December 23, 1997 by and among R.Levy, D.Levy, Milton Zussman and the Company (the "Buy-Sell Agreement").

     4.16  Further Assurances.  The Company, the Shareholders and DoveBid shall
           ------------------
each deliver or cause to be delivered to the other, at such other times and places as shall be reasonably agreed, such additional instruments, and take such additional actions as can be taken without unreasonable expense, as any other may reasonably request for the purpose of carrying out this Agreement and the transactions contemplated hereby. The Shareholders and the Company will cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with DoveBid on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to Closing.


                                   ARTICLE V
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                     OF THE SHAREHOLDERS AND THE COMPANIES

     The obligations of the Shareholders and the Company with respect to actions to be taken at Closing are subject to the satisfaction or waiver by the Shareholders at or prior to Closing of all of the following conditions.

     5.1  Representations and Warranties; Covenants.  The representations and
          -----------------------------------------
warranties of DoveBid set forth in this Agreement shall be true and correct in all material respects at the Closing with the same effect as though such representations and warranties had been made as of that time. The covenants set forth in this Agreement to be performed by DoveBid at or before the Closing shall have been duly performed. DoveBid shall have delivered to the Company a certificate to such effect dated the Closing Date signed by an authorized officer of DoveBid.

     5.2  Satisfaction.  All actions, proceedings, instruments and documents
          ------------
required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been executed by DoveBid and shall be acceptable to the Shareholders.

     5.3  No Litigation.  No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the management of the Company deems it materially detrimental to the Company or its Shareholders to proceed with the transactions hereunder.

     5.4  Consents and Approvals.  All necessary consents of and filings with
          ----------------------
any governmental authority or agency relating to the consummation of the transaction contemplated herein (including any consent or filing required under the HSR Act) shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

     5.5  Convertible Subordinated Promissory Note and Subordination Agreement.
          ---------------------------------------------------------------------
DoveBid shall have executed and delivered to each Shareholder their respective Convertible Subordinated Promissory Note and the Subordination Agreement attached as Annex A thereto.

     5.6  No DoveBid Material Adverse Effect.  No event or circumstance shall
          ----------------------------------
have occurred between the execution of this Agreement and the Closing which would constitute DoveBid Material Adverse Effect.

     5.7  Employment Agreements.  DoveBid (or its subsidiary) shall have
          ---------------------
executed and delivered to R.Levy, D.Levy, R.Nucian, and James Sklar respectively, the Employment

Agreements in substantially the forms of Exhibit C-1, Exhibit C-2, Exhibit C-
                                         -----------  -----------  ----------
3 and Exhibit C-4, attached hereto ("Employment Agreements").
-     -----------


                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF DOVEBID

     The obligations of DoveBid with respect to actions to be taken at the Closing are subject to the satisfaction or waiver by DoveBid at or prior to the Closing of all of the following conditions.

     6.1  Representations and Warranties; Covenants.  The representations and
          -----------------------------------------
warranties of the Shareholders and the Company set forth in this Agreement shall be true and correct in all material respects at the Closing with the same effect as though such representations and warranties had been made as of that time.
The covenants set forth in this Agreement to be performed by the Shareholders and the Company on or before the Closing shall have been duly performed. The Shareholders and the Company shall have delivered to DoveBid a certificate to such effect dated the Closing Date signed by each of the Shareholders and the President of the Company.

     6.2  No Litigation.  No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of DoveBid as a result of which the management of DoveBid deems it inadvisable to proceed with the transactions hereunder.

     6.3  No Material Adverse Effect.  No event or circumstance shall have
          --------------------------
occurred between the execution of this Agreement and the Closing which would constitute a Material Adverse Effect on the Company.

     6.4  Satisfaction.  All actions, proceedings, instruments and documents
          ------------
required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been executed by the Company and shall be acceptable to DoveBid.

     6.5  Consents and Approvals.  All necessary consents of and filings with
          ----------------------
any governmental authority or agency relating to the consummation of the transactions contemplated herein (including any consent or filing required under the HSR Act) shall have been obtained and made; the Company shall have obtained and delivered to DoveBid such additional consents to the transactions contemplated herein as DoveBid may reasonably request including, without limitation, DoveBid's receipt on or prior to Closing of consents of third parties listed in Section 2.5 of the Company Disclosure Letter; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

     6.6  Good Standing Certificate.  DoveBid shall have received evidence
          -------------------------
reasonably satisfactory to it that the Company and each of its subsidiaries are each validly existing, in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes due by the Company and such subsidiaries for all periods prior to the Closing have been filed and paid. DoveBid's failure to require or receive such evidence in no way vitiates or affects the Company's or the Shareholders' representations and warranties regarding such matters and DoveBid's reliance on such representations or warranties.

     6.7  Convertible Subordinated Promissory Note and Subordination Agreement.
          ---------------------------------------------------------------------
Each Shareholder shall have executed and delivered to DoveBid their respective Convertible Subordinated Promissory Note and Subordination Agreement attached as Annex A thereto.

     6.8  Employment Agreements.  R.Levy, D.Levy, Richard Nucian and James
          ---------------------
Sklar, respectively, shall have executed and delivered to DoveBid their respective Employment Agreement.

     6.9  Release of Claims.  DoveBid shall have received copies of a Release of
          -----------------
Claims executed by R.Levy and D.Levy in substantially the forms of Exhibit D
                                                                   ---------
attached hereto.

     6.10  Insurance Matters.  The Company shall have obtained, and fully
           -----------------
prepaid all premiums associated with, "claims made" insurance for the Company for activities of the Company prior of the Closing that will be assigned to DoveBid at the Closing, that expire no earlier than the third anniversary of the Closing and that contain coverage that is customary for the Company' industry and is reasonably acceptable to DoveBid.

     6.11  Due Diligence.  The results of DoveBid's due diligence review of the
           -------------
Company's businesses, finances, practices and procedures shall be satisfactory to DoveBid in its sole discretion.

     6.12  Permitted Asset Transfers.  The Shareholders and the Company have
           --------------------------
completed to the satisfaction of DoveBid the Permitted Asset Transfers.

     6.13  Termination of 401(k) Plan.  The Company shall have validly
           --------------------------
terminated the Norman Levy Associates, Inc. Salaried Employees Retirement Profit Sharing Plan.

     6.14  Termination of Employment Agreement and Term Sheet.  The Nucian
           --------------------------------------------------
Employment Agreement and the Sklar Employment Term Sheet shall have each been validly terminated, and DoveBid shall have obtained the Nucian Employment Release executed by the Company, Robert Carl and Richard Nucian and the Sklar Employment Release executed by the Company and James Sklar.

     6.15  Transfer of Trust Shares; Termination of the Buy-Sell Agreement.  The
           ---------------------------------------------------------------
Buy-Sell Agreement shall have been validly terminated (prior to the R.Levy Share Transfer and the D.Levy Share Transfer), and the R.Levy Share Transfer and the D.Levy Share Transfer shall have been completed.

                                  ARTICLE VII
                                  TERMINATION

     7.1  Right to Terminate.  This Agreement may be terminated and the
          ------------------
transactions contemplated herein abandoned at any time prior to the Closing: (i) by the mutual written consent of the parties hereto (which, for purposes of this Article, DoveBid shall be considered one party and both Company and the Shareholders collectively shall be considered one party); (ii) by either party, if such party is not in material breach of any representation, warranty, covenant or agreement contained in this Agreement, and the other party is in material breach of any representation, warranty, covenant or agreement contained in this Agreement and such breaching party fails to cure such material breach within fifteen (15) days after written notice of such material breach from the non-breaching party; (iii) by either party, if there is a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated herein, or if any statute, rule, regulation or order is enacted, promulgated or issued or deemed applicable to the transactions contemplated herein by any governmental body that would make consummation of the transactions contemplated herein illegal; or (iv) by either party if the transactions contemplated herein have not occurred by March 24, 2000; provided that DoveBid shall have the right in its discretion to extend this date to no later than April 15, 2000.

     7.2  Termination Procedures.  If either party wishes to terminate this
          ----------------------
Agreement pursuant to Section 7.1, such party shall deliver to the other party a written notice stating that such party is terminating this Agreement and setting forth a brief description of the basis of such termination. Termination of this Agreement will be effective upon the receipt of such notice.

     7.3  Continuing Obligations.  Following any termination of this Agreement
          ----------------------
pursuant to this Article VII, the parties to this Agreement will continue to be liable for breaches of this Agreement prior to such termination and will continue to perform their respective obligations under Article X. Except for the continuing obligations set forth in the preceding sentence, upon termination of this Agreement pursuant to this Article VII the parties to this Agreement will be without any further obligation or liability upon any party in favor of the other party.


                                  ARTICLE VIII
           SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES

     8.1  Survival of Representations.  The representations, warranties,
          ---------------------------
covenants and agreements of DoveBid contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, from the date of this Agreement until the earlier of the termination of this Agreement or the one (1) year anniversary of the Closing, (except for covenants that by their terms survive for a longer period). All representations, warranties, covenants and agreements of the Company and the Shareholders contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, from the date of this Agreement until the earlier of the termination of this Agreement or the one (1) year anniversary of the Closing, (except for covenants that by their terms survive for a longer period, and for the representations and warranties set forth in first four sentences of Section 2.3 and Section 2.7, which shall survive for the statute of limitations period applicable to any claim which would constitute a breach thereof).

     8.2  Agreement to Indemnify.
          ----------------------

          (a) Indemnification by the Shareholders.  Subject to the limitations
              -----------------------------------
set forth in this Article VIII, each of the Principal Shareholders, jointly and severally, hereby indemnify and hold harmless DoveBid and its subsidiaries, affiliates, officers, directors, agents, representatives and employees, and each person, if any, who controls or may control DoveBid within the meaning of the Securities Act (individually, a "DoveBid Indemnitee" and collectively, "DoveBid Indemnitees") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees and expenses (reduced by any reduction in tax payable by such party as a result thereof, such tax benefit being determined after taking into account the effect of recovery under this Article VIII and calculated at such party's incremental effective rate of tax) ("Damages"):

               (i) arising out of any misrepresentation, or breach of, or default in connection with, any of the representations or warranties, covenants and agreements given or made by the Company or any Shareholder in this Agreement or any certificate, document or instrument delivered by or on behalf of the Company or the Shareholders pursuant to this Agreement;

               (ii) resulting from any failure of any Shareholder to have good, valid and marketable title to the issued and outstanding shares held by such Shareholder, free and clear of Liens, or any claim by a current or former shareholder, or any other person, firm, corporation or entity, seeking to assert or based upon ownership or rights to ownership of equity interest of the Company (or the Purchase Price), any rights of a shareholder of the Company, including any options, or preemptive rights or rights to notice or to vote, any rights under the Company' Articles of Incorporation, bylaws or other charter documents, any right under any agreement among the Company and the Shareholders or any claim that his or her equity interests or other securities were wrongfully repurchased by the Company;

               (iii) in connection with a liability of the Company arising out of any acts, events, omissions or transactions occurring prior to the Closing Date, which liabilities were not disclosed to DoveBid in this Agreement, the Financial Statements, the Company Disclosure Letter or the Closing Balance Sheet and which the Shareholders had Knowledge of at the time of the Closing; or

               (iv) resulting from any claim by any investment banker, broker, finder or other agent engaged by the Company or any Shareholder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

          (b) Indemnification by DoveBid.  Subject to the limitations set forth
              --------------------------
in this Article VIII, DoveBid hereby indemnifies and holds harmless the Shareholders (individually, a "Shareholder Indemnitee" and collectively, "Shareholder Indemnitees") from and against any and all Damages: (i) arising out of any misrepresentation, or breach of, or default in connection with, any of the representations or warranties, covenants and agreements given or made by the DoveBid in this Agreement or any certificate, document or instrument delivered by or on behalf of the DoveBid pursuant to this Agreement; or (ii) resulting from any claim by any investment banker, broker, finder or other agent engaged by DoveBid in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

  8.3  Limitations and Threshold; Escrow.
       ---------------------------------

          (a) Except for fraud or intentional misrepresentation, the indemnification provided for under Section 8.2(a) shall not apply unless and until aggregate Damages for which the DoveBid Indemnitees would be otherwise entitled to receive indemnification exceed $175,000 (the "Shareholder Threshold"); provided, however, that once such aggregate Damages exceed the Threshold, such DoveBid Indemnitees shall be entitled to indemnification for the aggregate amount of all Damages without regard to the Threshold. Except for fraud or intentional misrepresentation, the indemnification provided for under
Section 8.2(b) shall not apply unless and until aggregate Damages for which the Shareholder Indemnitees would be otherwise entitled to receive indemnification exceed $175,000 (the "DoveBid Threshold"); provided, however, that once such aggregate Damages exceed the Threshold, such Shareholder Indemnitees shall be entitled to indemnification for the aggregate amount of all Damages without regard to the Threshold.

          (b) Except for liability based on a claim of fraud or intentional misrepresentation, the maximum liability of a party for Damages under this
Article VIII shall not exceed $10,000,000 (the "Liability Cap").   Following the
Closing, except for liability based on a claim of fraud or intentional misrepresentation or any claim under Article IX of this Agreement, the remedies provided in this Article VIII shall be the sole and exclusive remedy of a party with respect to any breach, default or failure or perform by a party under this Agreement. The Shareholder Threshold, the DoveBid Threshold and the Liability Cap set forth in this Agreement shall apply in the aggregate to the indemnification obligations of R.Levy, D.Levy and DoveBid set forth in the proposed stock purchase agreement executed by the parties in connection with the Robert Carl Transaction.

          (c) DoveBid will withhold from the Conversion Stock (as defined in each Convertible Subordinated Promissory Note) to be issued to Principal Shareholders upon conversion of each such Convertible Subordinated Promissory Note ten percent (10%) of such Conversion Stock and any shares of DoveBid capital stock or other securities into which such Conversion Stock are converted or exchanged (the "Escrow Shares"), and will hold the certificates representing such Escrow Shares in escrow as security for the Principal Shareholders' indemnification obligations for Damages under Article VIII hereof. The Escrow Shares will be held by DoveBid pursuant to this Agreement, subject to the terms and conditions of this Sections 8.3 and 8.4, and this Article VII, until the day after the one year anniversary of the Closing Date (the "Survival Period"). To the extent that any dividend or distribution made with respect to the Escrow Shares prior to the end of the Survival Period or, in the case of Escrow Shares in escrow after the end of the Survival Period pursuant to Section 8.4(b), the date on which such Escrow Shares are released from escrow, results in a liability for tax (as defined in Section 2.7 hereof), such tax liability shall be solely that of the Principal Shareholders (in proportion to each such shareholder's interest in the Escrow Shares). The escrow provided for in this
Section 8.3 shall be in addition to any escrow required under the terms of the Convertible Subordinated Promissory

Notes. To the extent that any dividend or distribution is made with respect to Escrow Shares prior to the release to the Principal Shareholders or retention by DoveBid of such shares under this Agreement, DoveBid agrees to distribute the same as promptly as practicable to the Shareholders in accordance with their pro rata ownership of Escrow Shares.

  8.4  Satisfaction of Claims.
       ----------------------

        (a) The Principal Shareholders and DoveBid agree that any Claim for indemnification under Section 8.2(a) may at the election of DoveBid be satisfied by either: (i) retaining Escrow Shares, subject to the right of the Principal Shareholders to promptly satisfy such Claims by paying cash to DoveBid in the full amount of such Claim within twenty (20) days of resolution of such Claim; or (ii) through the payment of cash or other property or assets to DoveBid by such Principal Shareholder. To the extent that DoveBid elects to satisfy any Claim for indemnification under this Article VIII by retaining Escrow Shares and the Principal Shareholders do not timely fully pay such Claim in cash, then such shares shall be valued at a price of $10.50 per share (subject to proportional adjustment for any stock splits, stock combinations, recapitalizations or like events) for purposes of satisfying such Claim regardless of whether the actual market price of DoveBid common stock is higher or lower, and in such event DoveBid shall not have the right to recover any deficiency and the Principal Shareholders will not have the right to recover any excess. Claims for indemnification under Section 8.2(b) shall be satisfied by DoveBid by payment of cash.

          (b) Claims for indemnification by a party under this Article VIII must be made in writing prior to the expiration of the Survival Period; provided that if a Notice of Claim is asserted in writing before the expiration of the Survival Period, then (notwithstanding the subsequent expiration of the Survival Period) the obligation of the Principal Shareholders to indemnify the DoveBid Indemnitees (on the one hand) and the obligation of DoveBid to Indemnify the Shareholder Indemnitees (on the other hand) with respect to such Claim shall continue until such Claim is finally resolved and satisfied in full in accordance with this Agreement.

     8.5  Third Person Claims.
          -------------------

          8.5.1 Promptly after either a DoveBid Indemnitee or the Representatives (as the case may be) have received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person (such claim or commencement of such action or proceeding being a "Third Person Claim") that could give rise to a right of indemnification under this Article VIII, such party shall, as a condition precedent to a claim with respect thereto, give to the Principal Shareholders or DoveBid (as the case may be) written notice of such Third Person Claim describing in reasonable detail the nature of such Third Person Claim, a copy of all papers served with respect to that Third Person Claim (if any), an estimate of the amount of Damages attributable to the Third Person Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the DoveBid Indemnitee's or the Representatives' request for indemnification under this Article VIII; provided, however, that the failure of a party to give timely notice hereunder shall relieve the Principal Shareholders or DoveBid (as the case may be) of their indemnification obligations under this Article VIII to the extent, but only to the extent that, such failure materially prejudices such party's ability to defend such claim.

          8.5.2 DoveBid shall defend any Third Person Claim, and the costs and expenses incurred by DoveBid in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which DoveBid may seek indemnity pursuant to a Claim made by any DoveBid Indemnitee hereunder; provided that the Representatives (on behalf of the Shareholders) will have the right to participate in such defense at their sole cost and expense. The Representatives shall have the right to receive copies of all pleadings, notices and communications with respect to the Third Person Claim to the extent that receipt of such documents by the Representatives does not affect any privilege relating to the DoveBid Indemnitee, and may participate in settlement negotiations with respect to the Third Person Claim. No DoveBid Indemnitee shall enter into any settlement of a Third Person Claim without the prior written consent of the Representatives (which consent shall not be unreasonably withheld or delayed), provided, that if the Representatives shall have consented in writing to any such settlement, then the Representatives shall have no power or authority to object to any Claim by any DoveBid Indemnitee for indemnity under Article VIII for the amount of such settlement and the Principal Shareholders will remain responsible to indemnify the DoveBid Indemnitee for all Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Article VIII (except if and only to the extent that the Representatives shall have expressly reserved the Principal Shareholders' right to object to such Third Person Claim as a Contested Claim).

     8.6  Representatives.  Each of the Shareholders approves the designation of
          ---------------
and designates Robert Levy and David Levy, as the representatives of the Principal Shareholders (the "Representatives") and as the attorney-in-fact and agent for and on behalf of each Shareholder with respect to the delivery of the Closing Balance Sheet and the Closing Liabilities Schedule under Section 1.2, the resolution of Deferred Payment under Section 1.4 hereof and claims for indemnification under this Article VIII and the taking by the Representatives of any and all actions and the making of any decisions required or permitted to be taken by the Representatives under this Agreement, including, without limitation, the exercise of the power to: (a) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (b) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article VIII; and (c) take all actions necessary in the judgment of the Representatives for the accomplishment of the foregoing. The Representatives will have authority and power to act on behalf of each Principal Shareholder with respect to the disposition, settlement or other handling of all claims under Article VIII and all rights or obligations arising under Article VIII. The Shareholders will be bound by all actions taken and documents executed by the Representatives in connection with Article VIII, and DoveBid will be entitled to rely on any action or decision of either Representative. In performing the functions specified in this Agreement, the Representatives will not be liable to any Shareholder in the absence of gross negligence or willful misconduct on the part of the Representatives. The Principal Shareholders shall severally indemnify the Representatives and hold them harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representatives and arising out of or in connection with the acceptance or administration of his duties hereunder. Any out-of-pocket costs and expenses reasonably incurred by the Representatives in connection with actions taken by the Representatives pursuant to the terms of Article
VIII (including without limitation the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Principal Shareholders to the Representatives pro rata in proportion to their respective percentage equity interests in the Company immediately prior to the Closing.

     8.7  Notice of Claim.  As used herein, the term "Claim" means a claim for
          ---------------
indemnification for Damages under Article VIII. DoveBid or the Representatives may give notice of a Claim under this Agreement prior to the end of the Survival Period whether for its own Damages or for Damages incurred by any other DoveBid Indemnitee or the Shareholder Indemnitees (as the case may be). DoveBid may give written notice of a Claim under Section 8.2(a) executed by an authorized representative of DoveBid to the Representatives, and the Shareholders may give written notice of a Claim under Section 8.2(b) executed by the Representatives (a "Notice of Claim") to DoveBid promptly after such notifying party becomes aware of the existence of any potential claim for indemnity for Damages under
Article VIII, including in connection with any Third Person Claim.

     8.8  Contents of Notice of Claim.  Each Notice of Claim by DoveBid or the
          ---------------------------
Shareholders (acting through the Representatives) will contain the following information:

          (a) that DoveBid or the Shareholders (as the case may be) has incurred, paid or properly accrued (in accordance with GAAP) or, in good faith, believes it will have to incur, pay or accrue (in accordance with GAAP), Damages in an aggregate stated amount arising from such Claim (which in the case of DoveBid may be the amount of damages claimed by a third party in an action brought against any DoveBid Indemnitee based on alleged facts, which if true, would give rise to liability for Damages to such DoveBid Indemnitee under
Article VIII); and

          (b) a brief description, in reasonable detail (to the extent reasonably available to the party providing the Notice of Claim), of the facts, circumstances or events giving rise to the alleged Damages based on such party's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available) and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred, paid or properly accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     8.9  Resolution of Notice of Claim.  Any Notice of Claim received by either
          -----------------------------
the Representatives or DoveBid will be resolved as follows:

          (a) Uncontested Claims. In the event that, within twenty (20) calendar
              ------------------
days after a Notice of Claim is received by either the Representatives or DoveBid, such party does not contest such Notice of Claim in writing to the other party sending the Notice of Claim (an "Uncontested Claim"), then such party will be conclusively deemed to have consented (in the case of the Representatives, on behalf of all Shareholders) to the recovery by the DoveBid Indemnitees or the Shareholder Indemnitees (as the case may be) of the full amount of Damages specified in the Notice of Claim in accordance with this
Article VIII.

          (b) Contested Claims.  In the event that the either the
              ----------------
Representatives or DoveBid (as the case may be) gives the other party written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the above twenty (20) day period, then: (i) such Contested Claim will be resolved by either (A) a written settlement agreement executed by DoveBid and the Representatives or (B) in the absence of such a written settlement agreement, by binding arbitration between DoveBid and the Representatives in accordance with the terms and provisions of Section 8.9(c).

          (c) Arbitration of Contested Claims.  Each of DoveBid, and the
              -------------------------------
Shareholders agree that any Contested Claim will be submitted to mandatory, final and binding arbitration pursuant to the United States Arbitration Act, 9 U.S.C., Section 1 et seq. Either DoveBid or the Representatives may commence the arbitration process called for by this Agreement by sending a written demand for arbitration to each of the other parties to this Agreement. The arbitration will be conducted in accordance with United States Arbitration Act, 9 U.S.C.,
Section 1 et seq, subject to the provisions of this Section 8.9(c). The parties will cooperate with each other in promptly selecting a single qualified arbitrator with relevant experience in the commercial disputes and California contract law, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. A Contested Claim finally resolved in favor of a party may be satisfied as if such Claim were an Uncontested Claim pursuant to Section 8.9(a). The provisions of this Section 8.9(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

          (i) Payment of Costs.  DoveBid on the one hand, and the Principal
              ----------------
Shareholders (through the Representatives), on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall determine the party who is the Prevailing Party and the party who is the Non-Prevailing Party. The Non-Prevailing Party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings.
If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

          (ii) Burden of Proof.  Except as may be otherwise expressly provided
               ---------------
herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

          (iii)  Award.  Upon the conclusion of any arbitration proceedings
                 -----
hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver such documents to the Representatives and DoveBid, together with a signed copy of the Final Award. The Final Award will constitute a conclusive determination of all issues in question, binding upon the Shareholders, the Representatives and DoveBid, and will include an affirmative statement to such effect.

          (iv) Timing.  The Representatives, DoveBid and the arbitrator will
               ------
conclude each arbitration pursuant to this Section 8.9 as promptly as possible for the Contested Claim being arbitrated.

          (v) Terms of Arbitration.  The arbitrator chosen in accordance with
              --------------------
these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.


                                   ARTICLE IX
                             POST-CLOSING COVENANTS

     9.1  Employee Matters.  A reasonable period of time after the Closing
          ----------------
DoveBid will reserve an aggregate of 200,000 shares of its Common Stock (unless the Principal Shareholders and DoveBid mutually agree to reserve a larger number of shares) for issuance upon exercise of stock options granted under DoveBid's 1999 Stock Option Plan to certain employees of the Company who continue employment with the Company or DoveBid after the Closing (not including shares allocated to R.Levy, D.Levy, Richard Nucian and James Sklar) selected by the mutual agreement of DoveBid (on the one hand) and R.Levy and D.Levy (on the other hand). Continuous employment with the Company will be credited to employees of the Company who continue employment with the Company or DoveBid after the Closing for purposes of determining employee benefits such as accrued vacation, sick leave, and eligibility and vesting under the Internal Revenue Code Section 401(k) Plan sponsored by DoveBid, but not for purposes of determining the vesting of stock options and other compensation benefits. As soon as practicable after the execution of this Agreement, DoveBid and the Principal Shareholders shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements for the employees of Company following the Closing.

     9.2  Norman Levy Associates Name.  The Shareholders acknowledge and agree
          ---------------------------
that at the Closing the Company will own and have all right, title and interest in and to names "Norman Levy" and "Norman Levy Associates" (the "Levy Marks") and all related names and trademarks, service marks and all associated goodwill. DoveBid agrees that in the event that it ceases to operate as a going concern in the businesses of valuation services and asset sales and conducts a liquidation of all of its assets related to such businesses, DoveBid will use its best efforts to transfer to the Principal Shareholders (jointly) all of DoveBid's right, title and interest to the Levy Marks.

     9.3  Covenant Not to Compete. As a material inducement and consideration
          -----------------------
for the Company, DoveBid and for each of R.Levy and D.Levy, respectively, to enter into this Agreement and for the sale of R.Levy's and D.Levy's Shares to DoveBid under the Agreement, each of R.Levy and D.Levy separately agree that for the earlier of: (a) DoveBid failure to make payment when due of amounts due under R.Levy's or D.Levy's respective Convertible Subordinated Promissory Note after written notice of such failure and period of thirty days to make such payment; or (b) the later of (i) four (4) years from and after the Closing Date, or (ii) one (1) year following the date of that R.Levy's or D.Levy's respective employment with DoveBid is terminated for any reason (such period of time being hereinafter called the "Restricted Period"), R.Levy and D.Levy, respectively, will not, within the Restricted Area (as defined below) carry on any business or activity, or own (in whole or in part), operate, advise, assist or lend funds to or invest funds in, or license or perform services for, any person, firm, partnership, business, corporation or other entity in any manner that would aid or assist any person, firm, partnership, business, corporation or other entity which competes or otherwise engage in any activity which competes, directly or indirectly, with business of DoveBid or the Company as currently conducted or any substantially similar business or activity (the "Restricted Business"); provided that R.Levy and D.Levy may each (i) own less than one percent (1%) of the public traded securities of a public company,
(ii) hold an ownership interest in Levy/Latham, LLC, a Delaware limited liability company ("Levy Latham") and may have high level executive management responsibilities to Levy Latham and attend high level executive management meetings (so long as such responsibilities and activities do not interfere or conflict with their respective duties as employees of DoveBid (or any subsidiary of DoveBid) or compete with the current business of DoveBid; provided that if DoveBid determines in its reasonable discretion that the business of Levy Latham competes with DoveBid or the Company, then R.Levy and D.Levy each agrees to divest their respective ownership interest in Levy Latham within a reasonable time of such determination, and each further agrees that if such divestiture has not been completed within 90 days of the determination then such party will cease all management participation in Levy Latham, and (iii) hold that certain Warrant to Purchase Common Stock originally issued to Norman Levy Associates, Inc. under that certain Strategic Alliance Agreement dated as of February 28, 2000 by and between the Company and TradeOut.com, Inc. or any shares issued thereunder. As used herein, the term "Restricted Area" means any city, country or state of the United States of America or any geographic area within any other country in which the Company or DoveBid or their respective subsidiaries, affiliates, directly or indirectly carries on or engages in the Restricted Business. During the Restricted Period, each of R.Levy and D.Levy separately agree not to interfere with, disrupt or attempt to disrupt the relationship between DoveBid and any third party, including without limitation any customer, vendor, supplier, distributor, consultant or employee of DoveBid or any of its subsidiaries, with respect to the Restricted Business and not to solicit any employee or contractors of DoveBid or any of its subsidiaries. In the event of a breach of any of the covenants set forth in this Section, DoveBid will be entitled to an injunction against the breaching party restraining such breach in addition to any other remedies provided by law or equity. In the event that any covenant in this Section is held to be invalid, illegal or unenforceable by any court of competent jurisdiction or any other governmental authority, it is agreed and understood that such covenant will not be voided but rather will be construed to impose limitations upon R.Levy's and/or D.Levy's activities (as the case may be) no greater than allowable under then applicable law. The respective agreements of R.Levy and D.Levy in this Section 9.3 are separate agreements of each such party, and R.Levy or D.Levy shall have no liability with respect to a breach by the other of his obligations under this Section 9.3.

  9.4  TradeOut Termination; Indemnification.
       -------------------------------------

          (a) Termination and Indemnification.  After the Closing, DoveBid
              -------------------------------
agrees to immediately provide TradeOut.com, Inc. ("TradeOut") with written notice to terminate that certain Strategic Alliance Agreement dated as of February 28, 2000 by and between the Company and TradeOut (the "TradeOut Agreement"). Each of the R.Levy and D.Levy, jointly and severally, hereby indemnify, defend and hold harmless DoveBid and its subsidiaries, affiliates, officers, directors, agents, representatives and employees, and each person, if any, who controls or may control DoveBid within the meaning of the Securities Act ("DoveBid Persons"), from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees and expenses ("Losses") that arise out of or are in anyway related to the TradeOut Agreement, that certain Warrant to Purchase Common Stock issued to the Company covering up to 525,000 shares of the common stock of TradeOut (the "Warrant"), the Right of First Refusal and Co-Sale Agreement dated as of October 18, 1999 referred to in the Warrant, and all agreements, exhibits and other instruments referred therein or related thereto (the "TradeOut Agreements") and any actions taken by or omissions of R.Levy, D.Levy or the Company under the TradeOut Agreements and any violation, breach or conflict of the TradeOut Agreements or for any breach or violation of a representation, warranty or covenant of the Company or the Shareholders in this Agreement arising from or related to the TradeOut Agreement or the termination of the TradeOut Agreement (excluding liabilities of the Company owing to TradeOut in the amount of $425,000 that is reflected on the Balance Sheet and claims resulting from acts of DoveBid or employees of DoveBid other than R.Levy and D.Levy including in their capacities as DoveBid officers). The obligations of R.Levy and D.Levy under this Section 9.4 shall survive the termination or expiration of this Agreement and the Closing.

        (b)  TradeOut Claim.  Promptly after a DoveBid Person has received
             --------------
notice of or has knowledge of any claim or the commencement of any action or proceeding that could give rise to a right of indemnification under this
Section 9.4 (a "TradeOut Claim"), such DoveBid Person shall, as a condition precedent to a claim with respect thereto, give to the Principal Shareholders written notice of such TradeOut Claim describing in reasonable detail the nature of such TradeOut Claim, a copy of all papers served with respect to that TradeOut Claim (if any), an estimate of the amount of Losses attributable to such TradeOut Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the DoveBid Persons' request for indemnification under this Section 9.4; provided, however, that the failure of such DoveBid Person to give timely notice hereunder shall relieve the Principal Shareholders of their indemnification obligations under this Section 9.4 to the extent, but only to the extent that, such failure materially prejudices such party's ability to defend such TradeOut Claims. If such TradeOut Claim involves a claim by a third party (including TradeOut), DoveBid and the Principal Shareholders shall jointly defend such TradeOut Claim at their joint cost and expense (provided that any costs and expenses incurred by DoveBid in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Loss for which a DoveBid Person may seek indemnity pursuant to a TradeOut Claim made hereunder. Both DoveBid and the Principal Shareholders shall have the right to receive copies of all pleadings, notices and communications with respect to the TradeOut Claim, and each may participate in settlement negotiations with respect to the TradeOut Claim. The Principal Shareholders shall control the settlement of any TradeOut Claim involving a third party (including TradeOut), but shall not enter into any settlement of a TradeOut Claim which involves a future obligation of or prohibition or limitation on DoveBid, or is reasonably likely to have an adverse impact on the reputation or business of DoveBid, without the prior written consent of DoveBid (which consent shall not be unreasonably withheld or delayed).

          (c) Any notice of a TradeOut Claim received by the Principal Shareholders will be resolved as follows:

          (i) Uncontested TradeOut Claims.  If, within twenty (20) calendar days
              ---------------------------
after a notice of the TradeOut Claim is received by the Principal Shareholders, the Principal Shareholders do not contest such TradeOut Claim in writing to the DoveBid Persons giving such notice (an "Uncontested TradeOut Claim"), then such the Principal Shareholders will be conclusively deemed to have consented to the recovery by the DoveBid Persons of the full amount of Losses specified in the notice of the TradeOut Claim in accordance with this Section 9.4.

          (ii) Contested TradeOut Claims.  In the event that the Principal
               -------------------------
Shareholders give the DoveBid Persons written notice contesting all or any portion of a notice of TradeOut Claim (a "Contested TradeOut Claim") within the above twenty (20) day period, then: (i) such Contested TradeOut Claim will be resolved by either (A) a written settlement agreement executed by such DoveBid Persons and the Principal Shareholders, or (B) in the absence of such a written settlement agreement, by binding arbitration between the DoveBid Persons and the Principal Shareholders in accordance with the terms and provisions of Section 9.4(d).

        (d)  Arbitration of Contested TradeOut Claims.  Each of DoveBid, and the
             ----------------------------------------
Principal Shareholders agree that any Contested TradeOut Claim will be submitted to mandatory, final and binding arbitration pursuant to the United States Arbitration Act, 9 U.S.C., Section 1 et seq. Either DoveBid or the Principal Shareholders may commence the arbitration process called for by this Section by sending a written demand for arbitration to the other party. The arbitration will be conducted in accordance with United States Arbitration
Act, 9 U.S.C., Section 1 et seq, subject to the provisions of this 9.4(c). The parties will cooperate with each other in promptly selecting a single qualified arbitrator with relevant experience in the commercial disputes and California contract law, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Section 9.4. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with this Section 9.4(d).
A Contested TradeOut Claim finally resolved in favor of a party may be satisfied as if such TradeOut Claim were an Uncontested TradeOut Claim pursuant to Section 9.4(d)(i) above. The provisions of this Section 9.4 may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The non-prevailing party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached and will deliver such documents to the Principal Shareholders and the DoveBid Persons, together with a signed copy of the final award. The final award will constitute a conclusive determination of all issues in question, binding upon the Principal
Shareholders and the DoveBid

Persons, and will include an affirmative statement to such effect. The Principal Shareholders and the DoveBid Persons will conclude each arbitration pursuant to this Section 9.4(d) as promptly as possible for the Contested TradeOut Claim being arbitrated. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Section.

     9.5  Nucian Payment.  Promptly following the Closing, DoveBid will pay
          --------------
Richard Nucian the cash consideration and issue the Convertible Subordinated Promissory Note required under Section 2 of the Nucian Employment Release.

     9.6  Termination or Transfer of Vehicle Leases.  Promptly following the
          -----------------------------------------
Closing, R.Levy, D.Levy and DoveBid agree to use their commercially reasonable efforts to cause each of the vehicle leases set forth on Schedule 9.6 attached hereto (the "Vehicle Leases") to either be terminated or transferred in their entirety (without liability to the Company or DoveBid) by the employee using the leased vehicle.

     9.7  IRC Election.  As soon as practicable after requested by DoveBid, if
          ------------
instructed by DoveBid the Shareholders shall deliver to DoveBid a properly executed election under Section 338(h)(10) of the Internal Revenue Code (the "IRC") and any corresponding state tax election reasonably requested by DoveBid to treat the transaction contemplated by this Agreement as an asset sale (the "IRC Election"); provided that DoveBid has agreed to reimburse the Shareholders for taxes above the amount of tax liability which they would have incurred without making the IRC Election ("Additional Tax"), including any taxes payable as a result of such reimbursement. The amount of the Additional Taxes shall be mutually agreed to by the parties at such time.

     9.8  Transfer of Sub Shares.  Promptly after the Closing, R.Levy and D.Levy
          ----------------------
agree to transfer all of the capital stock of Norman Levy Associates Mexico, S.A. de C.V. held by R.Levy and D.Levy to DoveBid in the manner instructed by DoveBid (the "Sub Share Transfer").

     9.9  Termination of Oral Retainer Agreement.  Promptly after the Closing,
          --------------------------------------
the Company and the Shareholders agree to use their best efforts to cause that certain Oral Retainer Agreement by and among the Company and Milton Y. Zussman to be terminated without liability to the Company or DoveBid (except as reflected on the Closing Balance Sheet).

     9.10  Third Party Debt.  As soon as practicable after the Closing, DoveBid
           ----------------
will pay in full all amounts (including principal and interest) constituting Third Party Debt (as reflected on the Closing Balance Sheet).

     9.11  Robert Carl Transaction.  It is the intention of the parties as soon
           -----------------------
as practicable after the Closing to negotiate and enter into a stock purchase agreement in form and substance substantially similar to this Agreement (except as to purchase price, purchase price adjustments, and indemnification limitations) providing for the sale to DoveBid of all of the outstanding capital stock of Robert Carl (held by R. Levy and D.Levy) for a cash purchase price to be $430,874 based on the Preliminary Robert Carl Balance Sheet (the "Robert Carl Transaction"). In the event that the Robert Carl Transaction has not been consummated within a reasonable time following the Closing, then R.Levy and D.Levy shall have the joint right to require that DoveBid purchase from them all of the outstanding shares of Robert Carl capital stock for cash in an

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

aggregate amount of $430,874 pursuant to a stock purchase agreement that contains terms and provisions which are reasonable and customary for such transactions (the "Put Right"); provided, that (i) R.Levy and D.Levy have in good faith and through reasonable diligent efforts attempted to consummate the Robert Carl Transaction, and (ii) R.Levy and D.Levy jointly continue to hold all of the outstanding shares of Robert Carl capital stock on the date of the closing of such sale of the shares. The Put Right shall terminate on the earlier of: (i) on the mutual agreement of DoveBid, R.Levy and D.Levy, (ii) the consummation of the Robert Carl Transaction, or (iii) the merger or consolidation of Robert Carl, or the sale of all or substantially all of its assets to a third party.

     9.12  ERISA Fiduciary Insurance.  From and after the Closing through the
           -------------------------
date on which the assets of the Norman Levy Associates, Inc. Salaried Employees Retirement Profit Sharing Plan are distributed to the participants and beneficiaries thereof, DoveBid shall, or shall cause the Company to, maintain in effect either the ERISA fiduciary insurance coverage in effect immediately prior to the Closing or such other ERISA fiduciary insurance coverage that is substantially similar to the coverage in effect immediately prior to the Closing.

     9.13  Further Assurances.  The Company, the Shareholders and DoveBid shall
           ------------------
each deliver or cause to be delivered to the other, at such other times and places as shall be reasonably agreed, such additional instruments, and take such additional actions as can be taken without unreasonable expense, as any other may reasonably request for the purpose of carrying out this Agreement and the transactions contemplated hereby. The Shareholders agree to cooperate and assist DoveBid in seeking or obtaining all consents, approvals, authorizations, notices, terminations or amendments relating to any agreement or other obligation of the Company which may be necessary or desirable in DoveBid's sole judgment.

                                   ARTICLE X
                                    GENERAL

     10.1  Confidentiality.  The Company, the Shareholders and DoveBid each
           ---------------
recognize that they have received and will receive confidential information concerning the other during the course of the negotiations and preparations of this Agreement and the transactions contemplated herein. Accordingly, the Company, the Shareholders and DoveBid each agree (a) to use their respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Closing and related transactions. The obligations of this
Section 10.1 will not apply to information that is required, in the opinion of counsel to a party hereto, to be disclosed by statute, or governmental rule or regulation, or, following the Closing, to the disclosure of information regarding the Company by DoveBid. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section
10.1 and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

     10.2  Successors and Assigns.  Neither the Company nor any Shareholder may
           ----------------------
assign any of its rights or obligations hereunder without the prior written consent of DoveBid. DoveBid may not assign any of its rights or obligations hereunder without the prior written consent of Shareholders holding not less than a majority of the voting power in the Company, except that DoveBid may assign its rights and obligations hereunder without the prior written consent of any Shareholder in connection with a merger, consolidation or sale of all or substantially all of DoveBid's assets or in connection with a reincorporation, reorganization or other corporate recapitalization or reorganization, provided that the acquiring or surviving corporation or entity agrees to assume all of DoveBid's obligations under this Agreement. This provision does not govern the assignment of the Convertible Subordinated Promissory Notes or stock issued pursuant thereto, which shall be governed solely by the provisions thereof. Except as provided in this Section, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.3  Entire Agreement; Amendments.  This Agreement (including the
           ----------------------------
schedules and exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Shareholders, the Company and DoveBid and supersede any prior agreement, understanding or discussions relating to DoveBid or the transactions contemplated by this Agreement. Except as otherwise stated herein, this Agreement and the exhibits hereto may be modified or amended only by a written instrument executed by the Shareholders, the Company and DoveBid, acting through their respective officers, and duly authorized by each of their Board of Directors.

     10.4  Counterparts.  This Agreement may be executed simultaneously in two
           ------------
or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same agreement.

     10.5  Expenses; Taxes.  DoveBid will pay the fees, expenses and
           ---------------
disbursements of DoveBid and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by DoveBid under this Agreement. The Shareholders will pay their and the Company's respective fees, expenses and disbursements of counsel and accountants incurred in connection with the subject matter of this Agreement and any amendments thereto incurred prior to the Closing (except as otherwise expressly provided in this Agreement with respect to the costs and fees of the Representatives), including all costs and expenses incurred in the performance and compliance with all conditions to be performed by them under this Agreement. Any expenses of the Shareholders and the Company not paid by the Shareholders at or prior to the Closing shall be treated as Damages under Article VIII. The Shareholders and DoveBid shall jointly pay all transfer, recording, stock transfer and other similar taxes and fees ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement, it being acknowledged by the parties that the Shareholders are solely responsible for all income, gains and other similar taxes and fees incurred in connection with the transactions contemplated by this Agreement. The Company shall file, and the Shareholders shall cause the Company to file, all necessary documentation and tax returns with respect to such Transfer Taxes. In addition, the Shareholders acknowledge that they, and not DoveBid or the Company, will be solely responsible for and will pay all taxes due upon the receipt by the Shareholders of each element of the Purchase Price pursuant to this Agreement.

     10.6  Notices.  All notices and other communications required or permitted
           -------
hereunder shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered by depositing the same in United States mail or a nationally recognized overnight courier service, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same in person to such party or to an officer or agent of such party, as follows:

               (i) If mailed or delivered to DoveBid, to each of the following, using two separate mailings or deliveries:

                         DoveBid, Inc.
                         1241 East Hillsdale Blvd.
                         Foster City, CA 94404
                         Attn: Cory Ravid, Chief Financial Officer

                         DoveBid, Inc.
                         1241 East Hillsdale Blvd.
                         Foster City, CA 94404
                         Attn: Anthony Capobianco, Vice President and General
                               Counsel

               (ii) If mailed or delivered to the Representatives, the Company or the Shareholders, to:

                         Robert Levy
                         David Levy
                         c/o Norman Levy Associates, Inc.
                         21415 Civic Center Drive
                         Southfield, Michigan  48076

                    with a copy to:

                         Jaffe Raitt Heuer & Weiss, P.C.
                         One Woodward Avenue, Suite 2400
                         Detroit, Michigan  48226-3418
                         Attention: Richard A. Zussman, Esq.

or to such other address as any party hereto shall specify in writing to the other parties hereto pursuant to this Section 10.7 from time to time. Such notice shall be effective only upon actual receipt.

     10.7  Interpretation, Defined Terms.
           -----------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b) For purposes of this Agreement, the term ""Knowledge," when used with reference to (i) an individual means the actual knowledge of such individual, after due inquiry of Richard Nucian, James Sklar, R.Levy, D.Levy and Greg Gallagher, with respect to a representation or warranty of such individual contained in this Agreement, or any other certificate or agreement required to be entered into or delivered at the Closing by such individual in connection with the Agreement, or (ii) a person that is not an individual, means (x) in the case of the Company the collective actual knowledge, after due inquiry, of Richard Nucian, James Sklar, R.Levy, D.Levy and Greg Gallagher, and (y) in the case of DoveBid means the collective actual knowledge, after due inquiry, of the Ross Dove, Kirk Dove, Anthony Capobianco, Cory M. Ravid and Jeffrey M. Crowe.

          (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets, capitalization, financial condition, operations or results of operations of such entity taken as a whole with its subsidiaries.

          (d) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental agency, office, branch or entity.

          (e) For purposes of this Agreement, "subsidiary" of a specified entity will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

          (f) Disclosure made with regard to a representation or warranty of a party in a part of either the Company Disclosure Letter or DoveBid Disclosure Letter shall also be deemed to be included within all other Sections of such Disclosure Letter.

     10.8  Governing Law; Forum.  This Agreement shall be governed by and
           --------------------
construed in accordance with the laws of the State of California, without giving effect to laws concerning choice of law or conflicts of law.

     10.9  Exercise of Rights and Remedies.  Except as otherwise provided
           -------------------------------
herein, no delay of, or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     10.10  Time.  Time is of the essence with respect to this Agreement.
            ----

     10.11  Reformation and Severability.  In case any provision of this
            ----------------------------
Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     10.12  Remedies Cumulative.  Except as provided in the second sentence of
            -------------------
Section 8.3(b), no right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law, or in equity or by contract.

     10.13  Construction.  This Agreement has been negotiated among DoveBid, the
            ------------
Company, the Shareholders and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     10.14  Absence of Third Party Beneficiary Rights.  No provisions of this
            -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.


            [The Remainder Of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by the respective authorized representatives of DoveBid and the Company and by each Shareholder as of the day and year first above written.


                              DOVEBID, INC.


                              By:   /s/ Anthony Capobianco
                                 ---------------------------------------
                              Name: Anthony Capobianco
                              Title: Vice President and General Counsel

                              NORMAN LEVY ASSOCIATES, INC.


                              By:   /s/ Robert Levy
                                 ---------------------------------------
                              Name: Robert Levy
                              Title: President


                              /s/ David Levy
                              -------------------------------------------
                              David Levy


                              /s/ Robert Levy
                              -------------------------------------------
                              Robert Levy



                              THE NORMAN LEVY QUALIFIED TERMINABLE INTEREST MARTIAL TRUST



                              By:   /s/ Milton Y. Zussman
                                 ----------------------------------------
                              Name: Milton Y. Zussman
                              Trustee




                [Execution Page to Stock Purchase Agreement]

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